Exhibit 10.20.3

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT

This AMENDMENT NUMBER SIX TO CREDIT AGREEMENT (this “Amendment”), dated as of August 24, 2011 is entered into by and between JMP GROUP LLC, a Delaware limited liability company (“Borrower”), and CITY NATIONAL BANK, a national banking association (“Lender”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower and Lender are party to that certain Credit Agreement, dated as of August 3, 2006 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Lender waive the requirement under Section 5.7 of the Credit Agreement requiring Borrower to deliver to Lender a joinder to the Guaranty, Intercompany Subordination Agreement, Security Agreement and Stock Pledge Agreement, together with other documents related thereto and more particularly described in Section 5.7 of the Credit Agreement (collectively, the “Additional Subsidiary Documents”), for Harvest Capital Credit LLC, a Delaware corporation and any of its Subsidiaries (collectively referred to herein as the “New Subsidiaries”);

WHEREAS, the Borrower has requested that Lender make certain amendments to the Credit Agreement and to waive the provisions of Section 5.7 of the Credit Agreement and the related delivery of the Additional Subsidiary Documents by the New Subsidiaries; and

WHEREAS, upon the terms and conditions set forth herein, Lender is willing to accommodate the Borrower’s requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2. AMENDMENTS TO CREDIT AGREEMENT.

a. Section 1.1 of the Credit Agreement is hereby amended by inserting or amending and restating, as applicable, the following definitions in their entirety:

“EBITDA” means, with respect to Borrower and its Subsidiaries for any period, the Net Income, minus extraordinary gains, plus extraordinary losses, interest expense, income taxes, depreciation, amortization, other non-cash expenses, expenses of Permitted Acquisitions not to exceed $1,500,000 per Permitted Acquisition and $2,500,000 in the aggregate during any fiscal year, and any non-cash charges in respect of any loan loss reserve with respect to Newco, in each case for such period determined in accordance with GAAP.

“Final Payment Date” means August 24, 2017.

“Final Revolving Commitment Termination Date” means the earlier to occur of (a) August 24, 2013; or (b) such earlier date on which the Revolving Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

“Fixed Charges” means, with respect to Borrower and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense during such period, (b) principal payments required to be paid in respect of Debt (other than intercompany debt) of Borrower and its Subsidiaries during such period, and (c) all federal, state, and local income taxes accrued for such period.

“Fixed Charge Coverage Ratio” means, with respect to Borrower and its Subsidiaries for the twelve month period ending on any date, the ratio of (i) EBITDA for such period minus Capital Expenditures made by Borrower and its Subsidiaries (to the extent not already incurred in a prior period) or incurred during such period, to (ii) Fixed Charges for such period.

“FINRA” means the Financial Industry Regulatory Authority.

“Focus Reports” means the Financial Operational Combined Uniform Single reports filed with FINRA.

“Initial Term Loan Final Payment Date” means December 31, 2013.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries (other than interest expense arising from intercompany loans) for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means, in the case of Base Rate Loans, the first date of each fiscal quarter and, in the case of LIBOR Rate Loans, the last day of the applicable Interest Period.

“JPMAM” means Harvest Capital Strategies LLC, a Delaware limited liability company, formerly known as JPM Asset Management LLC.

“Newco” means Harvest Capital Credit LLC, a Delaware limited liability company.

“Newco Credit Facility” means the credit facility evidenced by a credit agreement, dated as of August 24, 2011, by and among Newco and Borrower, as amended, restated, supplemented, or otherwise modified from time to time.”

“Newco Equity Transactions” means the sale of membership units and warrants in Newco, pursuant to the terms described to the Lender prior to the Sixth Amendment Effective Date.

“Original Revolving Loans” has the meaning set forth in Section 2.1A(a).

“Revolving Credit Facility Commitment” means $30,000,000.

“Revolving Loan” means a loan made by Lender to Borrower pursuant to Section 2.1 of the Agreement until, if ever, such loan is converted into a term loan pursuant to Section 2.3(e) of the Agreement. For clarity, the Initial Term Loan shall not be deemed to be a Revolving Loan.

“Sixth Amendment” means that certain Amendment Number Six to Credit Agreement, dated as of August 24, 2011, by and between Borrower and Lender.

“Sixth Amendment Effective Date” means the date that all of the conditions set forth in Section 4 of the Sixth Amendment shall be satisfied (or waived by Lender in its sole discretion).

“Sixth Amendment Fee” has the meaning set forth in Section 2.10A.

“Sublimit” means, (i) at any time the outstanding principal of the Term Loan is $5,000,000 or greater, $55,000,000 minus the sum of the sum of (A) the outstanding principal amount of the Term Loan plus (B) the outstanding principal of all loans extended under the Broker/Dealer Credit Facility, and (ii) at any time the outstanding principal of the Term Loan is less than $5,000,000, the Revolving Credit Facility Commitment.

b. The definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended to insert an additional clause (k) to read as follows:

“(k) Liens arising under the Newco Credit Facility in favor of Borrower.”

c. The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended to insert a new clause (l) to read as follows:

“(l) Investments arising under the Newco Credit Facility and Investments made by Newco in its ordinary course of business.”

d. Section 2.1(a)(i) of the Credit Agreement is hereby amended by replacing the reference to “Closing Date” with “Sixth Amendment Effective Date” therein.

e. Section 2.1(b) of the Credit Agreement is hereby amended by amending and replacing such section in its entirety as follows:

“(b) In no event shall Lender be obligated to make Loans hereunder if, after giving effect to the requested Revolving Loan, the Revolving Credit Facility Usage would exceed the lesser of (i) Revolving Credit Facility Commitment and (ii) the Sublimit.”

f. Section 2.1(c) of the Credit Agreement is hereby amended by amending and replacing such section in its entirety as follows:

“(c) In the event that, at any time the Revolving Credit Facility Usage exceeds the amount of the lesser of (i) Revolving Credit Facility Commitment and (ii) the Sublimit, then

Borrower immediately shall repay the amount of such excess to Lender to be applied to the outstanding principal balance of the Loans.”

g. Section 2.1A(a) of the Credit Agreement is hereby amended by (i) replacing each reference to “Final Payment Date” with “Initial Term Loan Final Payment Date” therein and (ii) replacing the first sentence appearing therein in its entirety as follows:

“Borrower acknowledges and agrees that the outstanding principal balance of all Loans outstanding as of the Sixth Amendment Effective Date was equal to $21,840,425 (the “Original Revolving Loans”) and that as of the Sixth Amendment Effective Date the Original Revolving Loans were converted into a term loan (the “Initial Term Loan”).”

h. Section 2.3(e) of the Credit Agreement is hereby amended by amending and replacing such section in its entirety as follows:

“On the Final Revolving Commitment Termination Date, the outstanding principal balance of all Revolving Loans shall be deemed converted into a single term loan, which shall be repayable in 16 quarterly principal installments commencing on November 1, 2013 and continuing on the first day of each fiscal quarter of Borrower thereafter, (i) the first eight of which shall be in an amount equal to the 3.75 percent times the outstanding principal balance of such term loan as of the date of conversion and (ii) the second eight of which shall be in an amount equal to the 5.00 percent times the outstanding principal balance of such term loan as of the date of conversion, with all unpaid amounts due and payable on the Final Payment Date.”

i. Section 2.8 of the Credit Agreement is hereby amended by inserting a new Section 2.8(d) immediately following Section 2.8(c) as follows:

“(d) In the event that, at any time, a credit facility with commitments or loans of $75,000,000 or more (excluding any loans made pursuant to the Newco Credit Facility) is extended to Newco, or a transaction or series of transactions pursuant to which Investment made by Newco are refinanced, purchased or securitized, if any such transaction or series of transactions yields proceeds to Newco in an aggregate amount of $75,000,000 or more, 100% of the proceeds of such transactions shall be used to repay the outstanding principal amount of the Obligations hereunder until paid in full with a concurrent reduction of the Revolving Credit Facility Commitment.”

j. Article 2 of the Credit Agreement is hereby amended by inserting a new Section 2.10A immediately following Section 2.10 as follows:

“2.10A Sixth Amendment Fee. Borrower shall pay a fee (the “Sixth Amendment Fee”) to Lender in the amount of $50,000. The Sixth Amendment Fee shall be due and payable on the Sixth Amendment Effective Date and shall be fully earned and nonrefundable when paid.”

k. Section 2.11 of the Credit Agreement is hereby amended by replacing the reference to “Closing Date” with “Sixth Amendment Effective Date” therein.

l. Section 2.18(a) of the Credit Agreement is hereby amended by amending and restating the second clause (ii) appearing therein in its entirety as follows:

“(ii) the Revolver Credit Facility Usage would exceed the lesser of (i) Revolving Credit Facility Commitment and (ii) the Sublimit.”

m. Article 3 of the Credit Agreement is hereby amended by inserting a new Section 3.1A immediately following Section 3.1 as follows:

“3.1A Condition Precedent to Initial Loan after the Sixth Amendment Effective Date. The obligation of Lender to make the initial Loan hereunder on or after the Sixth Amendment Effective Date is subject to the fulfillment, at or prior to the time of the making of such Loan, of each of the following conditions:

a. Lender shall have received evidence that Newco has received an equity Investment in immediately available funds equal to $15,000,000; and

b. Lender shall have received a credit agreement in substantially final form between Borrower and Newco, in form and substance satisfactory to Lender, such credit agreement to include a financial covenant limiting the maximum Debt to net tangible asset value ratio of Newco to no more than 2.00:1.00, calculated in a manner reasonably satisfactory to Lender.”

n. Section 4.10 of the Credit Agreement is hereby amended by deleting each reference to “NASD” and replacing it with a reference to “FINRA”.

o. Section 6.1 of the Credit Agreement is hereby amended by deleting each reference to “NASD” and replacing it with a reference to “FINRA”.

p. Section 6.1 of the Credit Agreement is hereby amended to restate clause (o) and add new clauses (p) and (q) to read as follows:

“(o) Debt incurred by JMPCC and payable to JMPG in an aggregate principal amount of $10,000,000;

(p) Debt incurred pursuant to the Newco Credit Facility; and

(q) a credit facility with commitments or loans (excluding any loans made pursuant to the Newco Credit Facility) is extended to Newco; provided that, if such Debt results in proceeds of $75,000,000, Borrower or the applicable Subsidiary complies with the prepayment requirements set forth in Section 2.8(d).”

q. Section 6.5 of the Credit Agreement is hereby amended to insert a new clause (e) to read as follows:

“(e) Newco and its Subsidiaries may issue dividends and distributions as permitted under the Newco Credit Facility.”

r. Section 6.6 of the Credit Agreement is hereby amended to insert a new clause (g) to read as follows:

“(g) Newco and its Subsidiaries may issue and sell membership interests in connection with equity transactions.”

s. Section 6.7 of the Credit Agreement is hereby amended to insert a new clause (e) to read as follows:

“(e) dispositions of Assets and membership interests of other equity of Newco or its Subsidiaries in the ordinary course of business.”

t. Section 6.14(a) of the Credit Agreement is hereby amended by amending and replacing such section in its entirety as follows:

“(a) Minimum Fixed Charge Coverage Ratio. Fail to maintain for Borrower and its Subsidiaries a Fixed Charge Coverage Ratio, measured as of the last day of each fiscal quarter of Borrower during such period, for each twelve month period ending on any such date, of at least 1.25:1.00.”

u. Section 7.1 of the Credit Agreement is amended to clarify that clause (p) was inserted in connection with Amendment Number Five to Credit Agreement to read as follows:

“(p) If any Loan under the Broker/Dealer Credit Facility remains outstanding for more than 30 days.”

v. Section 4.2 of the Disclosure Statement is amended to include the information set forth on Exhibit A attached hereto.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:

a. Borrower has the requisite power and authority to execute and deliver this Amendment and the authority to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance of this Amendment and the performance by Borrower of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

b. This Amendment has been duly executed and delivered by Borrower. This Amendment will, upon its effectiveness in accordance with the terms hereof, and each Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

c. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower;

d. Borrower does not have any actual or potential claim or cause of action against Lender for any actions or events occurring on or before the date hereof, and Borrower hereby waives and releases any right to assert same;

e. No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment after giving effect to this Amendment; and

f. The representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality, then such representations and warranties are true and correct in all respects) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

4. WAIVER. Subject to the satisfaction of the conditions set forth in Section 5 hereof, Lender hereby waives the obligation of any Obligor to deliver (solely with respect to the New Subsidiaries) or to cause the New Subsidiaries to deliver the Additional Subsidiary Documents. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lender under the Credit Agreement and the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement and the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The waiver herein is limited to the specifics hereof, shall not apply with respect to any Default or Event of Default, or any other facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Credit Agreement or the other Loan Documents, and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power, or remedy of Lender, nor as a consent to or waiver of any further or other matter, under the Loan Documents. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

5. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

a. Lender shall have received this Amendment, duly executed by Borrower, and the same shall be in full force and effect;

b. Lender shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit B, duly executed and delivered by each Subsidiary of Borrower that is listed on the signature pages thereof;

c. Lender shall have received such collateral documents as Lender shall reasonably require to evidence the collateral assignment of any notes issued by Newco to Borrower, in form and substance reasonably satisfactory to Lender, duly executed and delivered by Borrower and Lender, and the same shall be in full force and effect;

d. The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

e. No Default or Event of Default shall have occurred and be continuing as of the date of the effectiveness of this Amendment after giving effect to this Amendment; and

f. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower.

g. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Lender.

6. AGREEMENTS. This Amendment has been entered into without force or duress, of the free will of Borrower, and the decision of Borrower to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of each decision. It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

7. PAYMENT OF COSTS AND FEES. Borrower shall reimburse Lender on demand for all of its actual out-of-pocket costs, expenses, fees and charges in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs may include the reasonable fees and expenses of any attorneys retained by Lender).

8. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

9. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written. Except for the amendments to the Credit Agreement expressly set forth in Section 2, hereof, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of the Lenders as in effect prior to the date hereof. The amendments set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences (or any Subsidiary other than the New Subsidiaries) other than those on which the same are based, shall not excuse future non-compliance with the Credit Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

10. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11. EFFECT ON LOAN DOCUMENTS.

a. The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Lender under the Credit Agreement or any other Loan Document. The amendments set forth herein are limited to the specifics hereof, and, except as expressly set forth herein, shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Unmatured Event of Default or Event of Default.

b. Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the

Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

c. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

d. This Amendment is a Loan Document.

e. Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

12. REAFFIRMATION OF OBLIGATIONS. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and as amended hereby. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests in the Collateral heretofore granted, pursuant to and in connection with any Loan Document to Lender as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof, in each case except as otherwise expressly provided in the Loan Documents.

13. SEVERABILITY. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

BORROWER:	JMP GROUP LLC,
a Delaware limited liability company

	By:	/s/ Joseph A. Jolson
	Name:	Joseph A. Jolson
	Title:	President

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT]

LENDER:	CITY NATIONAL BANK,
a national banking corporation

	By:	/s/ Aaron Cohen
	Name:	Aaron Cohen
	Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER SIX TO CREDIT AGREEMENT]

EXHIBIT A

Section 4.2 to Disclosure Statement

Additional disclosure regarding new Subsidiaries:

Shareholder/Member	Borrower/Subsidiary	Interest Owned

Harvest Capital Strategies LLC	JMP Capital LLC	100% of Membership Interests

JMP Capital LLC	JMP Credit Corporation	400,000 shares of Common stock

Bryan B. Hamm*	JMP Credit Corporation	5,500 shares of Common stock

Craig Kitchin*	JMP Credit Corporation	4,250 shares of Common stock

Frederick C. Passenant*	JMP Credit Corporation	4,250 shares of Common stock

Ronald J. Banks*	JMP Credit Corporation	2,750 shares of Common stock

Renee D. Lefebvre*	JMP Credit Corporation	2,750 shares of Common stock

Jeremy P. Phipps*	JMP Credit Corporation	2,500 shares of Common stock

Christopher R. Bellamy*	JMP Credit Corporation	1,500 shares of Common stock

Shawn S. O’Leary*	JMP Credit Corporation	750 shares of Common stock

April C. Lowry*	JMP Credit Corporation	250 shares of Common stock

Andrew Dan Welch*	JMP Credit Corporation	250 shares of Common stock

Eric Rader*	JMP Credit Corporation	250 shares of Common stock

William H. Cook	JMP Credit Corporation	5,000 shares of Common stock

JMP Credit Corporation	Cratos Capital Partners, LLC	100% of Membership Interests

Cratos Capital Partners, LLC	Cratos Capital Management, LLC	100% of Membership Interests

Harvest Capital Strategies LLC	JMP Asset Management LLC	100% of Membership Interests

Cratos Capital Partners, LLC	Cratos CDO Management, LLC	100% of Membership Interests

Cratos Capital Partners, LLC	Cratos CLO I Holdings, LLC	100% of Membership Interests

Cratos CLO I Holdings, LLC	Cratos CLO I Ltd.	100% Equity Interests

Harvest Capital Strategies LLC	Harvest Capital Credit LLC	100% Membership Interests**

*	Shareholder also holds warrants to purchase common stock of JMP Credit Corporation.
**	Percentage subject to change pursuant to Newco Equity Transactions.

EXHIBIT B

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in (a) that certain Credit Agreement entered into between JMP GROUP LLC, a Delaware limited liability company (“Borrower”), and CITY NATIONAL BANK, a national banking association (“Lender”), dated as of August 3, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and (b) that certain Amendment Number Six to Credit Agreement, dated as of August 24, 2011 (the “Amendment”) by and among Borrower and Lender. The undersigned hereby (a) represents and warrants to Lender that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment and by each amendment to any Loan Document executed on or before the date hereof; (c) acknowledges and reaffirms its obligations owing to Lender under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, each understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

HARVEST CAPITAL STRATEGIES LLC,
a Delaware limited liability company

By:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AND CONSENT TO

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT]